EXHIBIT 23.1




   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference to our firm under the caption "Experts" in the Post-Effective Amendment No. 2 to the Registration Statement (Form S-8 No. 333-139169) pertaining to the NextWave Wireless, Inc. 2005 Stock Incentive Plan, Cygnus Communications, Inc. 2004 Stock Option Plan, PacketVideo Corporation 2005 Equity Incentive Plan, NextWave Wireless, Inc. 2007 New Employee Stock Incentive Plan, GO Networks, Inc. Employee Stock Bonus Plan, and to the incorporation by reference therein of our report dated March 26, 2007, except for Note 14, as to which the date is March 29, 2007, with respect to the consolidated financial statements and schedule of NextWave Wireless Inc. as of December 30, 2006 and December 31, 2005 and for the year ended December 30, 2006 and the period from April 13, 2005 (inception) to December 31, 2005, included in Prospectus of NextWave Wireless Inc. to be filed with the Securities and Exchange Commission.




/s/  Ernst & Young LLP


San Diego, California
April 27, 2007